UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2019

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(832) 538-0300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As previously disclosed, Halcón Resources Corporation (the “Company”) and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Chapter 11 Cases,” and such court, the “Bankruptcy Court”) on August 7, 2019. On September 24, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Joint Prepackaged Plan of Reorganization, as modified by the Confirmation Order (the “Plan”).

On October 8, 2019 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

The descriptions of the Plan and the Confirmation Order included in this Current Report on Form 8-K (the “Current Report”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan and the Confirmation Order, which were previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on September 26, 2019, and are incorporated by reference into, this Current Report.

All capitalized terms used herein but not otherwise defined in this Current Report have the meanings set forth in the Plan.

Item 1.01. Entry into a Material Definitive Agreement.

Exit Credit Agreement

On the Effective Date, upon consummation of the Plan, the Company entered into a Senior Secured Revolving Credit Agreement (the “Exit Credit Agreement”) with Bank of Montreal, as administrative agent, and certain financial institutions party thereto, as lenders (the “Lenders”). Pursuant to the terms of the Exit Credit Agreement, the Lenders have agreed to provide the Company with a $750 million exit senior secured reserve-based revolving credit facility (the “Exit Facility” and the loans thereunder, the “Loans”). The Exit Facility will have an initial borrowing base of $275 million.

The maturity date of the Exit Facility is October 8, 2024. Until such maturity date, the Loans shall bear interest at a rate per annum equal to (i) the alternative base rate plus an applicable margin of 1.00% to 2.00%, based on the Borrowing Base Utilization Percentage (as defined in the Exit Credit Agreement) or (ii) adjusted LIBOR plus an applicable margin of 2.00% to 3.00%, based on the Borrowing Base Utilization Percentage. Any undrawn amounts under the Exit Facility will be subject to a commitment fee at a rate per annum equal to 0.375% to 0.500%, based on the Borrowing Base Utilization Percentage.

The Company may elect, at its option, to prepay any borrowing outstanding under the Exit Credit Agreement without premium or penalty (except with respect to any break funding payments which may be payable pursuant to the terms of the Exit Credit Agreement). The Company may be required to make mandatory prepayments of the Loans under the Exit Facility in connection with certain borrowing base deficiencies, including deficiencies which may arise in connection with a borrowing base redetermination, and asset disposition or swap terminations attributable in the aggregate to more than ten percent (10%) of the then-effective borrowing base.

Amounts outstanding under the Exit Credit Agreement are guaranteed by all of the Company’s direct and indirect domestic subsidiaries as of the Effective Date and secured by a security interest in substantially all of the assets of the Company and such guarantors, including, without limitation, liens on 85% of the total value of the PV-9 from the Company’s and the Guarantors’ oil and gas borrowing base properties.

The Exit Credit Agreement contains certain customary representations and warranties, including, without limitation, organization; powers; authority; enforceability; approvals; no conflicts; financial condition; no material adverse effect; litigation; environmental matters; compliance with laws; no defaults; Investment Company Act; taxes; ERISA; disclosure; no material misstatements; properties and titles; maintenance of properties; gas imbalances; prepayments; marketing of production; swap agreements; use of proceeds; solvency; money laundering; anti-corruption laws and sanctions.

The Exit Credit Agreement also contains certain affirmative and negative covenants, including, without limitation, delivery of financial statements; conduct of business; reserve reports; title information; indebtedness; liens; dividends and distributions; investments; sale or discount of receivables; mergers; sale of properties; termination of swap agreements; transactions with affiliates; negative pledges; dividend restrictions; gas imbalances; take-or-pay or other prepayments and swap agreements.

The Exit Credit Agreement also contains certain financial covenants, including the maintenance of (i) a Total Net Indebtedness Leverage Ratio (as defined in the Exit Credit Agreement) not to exceed 4.00:1.00, determined as of each four fiscal quarter period and commencing with the fiscal quarter ending March 31, 2020 and (ii) a Current Ratio (as defined in the Exit Credit Agreement) not to be less than 1.00:1.00, commencing with the fiscal quarter ending March 31, 2020.

The Exit Credit Agreement also contains certain events of default, including, without limitation, and subject to customary grace periods, non-payment; breaches of representation and warranties; non-compliance with covenants; cross-defaults to material indebtedness; voluntary or involuntary bankruptcy; judgments and change in control.

This summary is qualified in its entirety by reference to the full text of the Exit Facility, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Warrant Agreement

On the Effective Date, by operation of the Plan and the Confirmation Order, the Company entered into a warrant agreement (the “Warrant Agreement”) with Broadridge Corporate Issuer Solutions, Inc. (the “Warrant Agent”), pursuant to which the Company issued three series of warrants (the “Series A Warrants”, the “Series B Warrants” and the “Series C Warrants” and together, the “Warrants,” and the holders thereof, the “Warrant Holders”), on a pro rata basis to pre-emergence holders of the Company’s Existing Equity Interests pursuant to the Plan.

Each Warrant represents the right to purchase one share of New Common Stock at the applicable exercise price, subject to adjustment as provided in the Warrant Agreement and as summarized below. On the Effective Date, the Company issued (i) Series A Warrants to purchase an aggregate of 1,799,963 shares of New Common Stock, with an initial exercise price of $40.17 per share, (ii) Series B Warrants to purchase an aggregate of 2,250,036 shares of New Common Stock, with an initial exercise price of $48.28 per share and (iii) Series C Warrants to purchase an aggregate of 2,892,908 shares of New Common Stock, with an initial exercise price of $60.45 per share. Each series of Warrants issued under the Warrant Agreement has a three-year term.

The Warrants do not grant the Warrant Holder any voting or control rights or dividend rights, or contain any negative covenants restricting the operation of the Company’s business.

Exercise Price Adjustments. Notwithstanding any other adjustments described in “Other Adjustments” below, the initial exercise price of each series of Warrants will increase on a monthly basis by the Monthly Compounding Factor (as defined in the Warrant Agreement), whereby the exercise price of each series of Warrants shall be increased each month at an annualized rate of 6.75%, compounding monthly. The Monthly Compounding Factor may be adjusted for dividends or distributions (other than for dividends or distributions in the form of New Common Stock). An initial schedule of the monthly exercise price adjustments may be found on Schedule 1 of the Warrant Agreement. The exercise price of each series of Warrants may be adjusted further, as described in “Other Adjustments” below.

Other Adjustments. If the Company shall (i) declare a dividend or make a distribution to holders of New Common Stock in New Common Stock, (ii) split, subdivide, recapitalize, restructure or reclassify the outstanding New Common Stock into a greater number of New Common Stock or effect a similar transaction or (iii) combine, recapitalize, restructure or reclassify the outstanding New Common Stock into a smaller number of New Common Stock or effect a similar transaction, the number of New Common Stock issuable upon exercise of a Warrant at the record date for such dividend or distribution or effective date of such split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction shall be proportionately adjusted so that the Warrant Holder, after such date, shall be entitled to purchase the number of New Common Stock which such Warrant Holder would have owned or been entitled to receive on such date had such Warrant been exercised immediately prior to such date. In such event, the exercise price per share of New Common Stock in effect at the record date for such dividend or distribution or effective date of such split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction shall be adjusted, as provided in the Warrant Agreement.

Termination. All unexercised Warrants will expire, and the rights of the Warrant Holders to purchase shares of New Common Stock will terminate, on the first to occur of (i) the close of business on October 8, 2022 (the “Expiration Time”) or (ii) upon settlement of all Warrants validly exercised prior to the Expiration Date and, if exercised under the terms of the Warrant Agreement by purchasing one share of New Common Stock at the applicable exercise price, for which the exercise price was timely paid. Notwithstanding the foregoing, the Warrant Agreement will terminate on any earlier date when all Warrants have been exercised, redeemed or cancelled, provided that the responsibilities of the Warrant Agent will survive.

Third-Party Mergers or Consolidations. In the event of any bona fide consolidation, merger, sale or other transfer of all or substantially all of the equity interests or assets, in each case, of the Company, or any successor, and its Subsidiaries (taken as a whole) or any similar transaction or series of transactions, in each case, in which the holders of New Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, securities or other property with respect to or in exchange for New Common Stock (a “Sale of the Company”), the Company will notify each Warrant Holder specifying the effective date on which such Sale of the Company is or is expected to take place, the material terms of such Sale of the Company, and the time, if any is to be fixed, as of which the holders of record of New Common Stock (or such other stock or securities at the time deliverable upon the exercise of a Warrant) as of such effective date (and time, if applicable) shall be entitled to exchange their New Common Stock (or such other stock or securities) for securities or other property deliverable upon such Sale of the Company.

If a Sale of the Company is consummated prior to the Expiration Time, then any Warrants that are unexercised at the time of such consummation shall be deemed to have expired worthless and will be cancelled for no further consideration. Warrants that have been exercised at or prior to the consummation of any Sale of the Company for which the Settlement Date (as defined in the Warrant Agreement) occurs upon or after the consummation of such Sale of the Company shall be settled, in lieu of New Common Stock, for the consideration that the New Common Stock that would have been required to be issued in connection with such exercise would have received in such Sale of the Company. For the avoidance of doubt, Warrant Holders shall not be entitled to receive the fair market value of the Warrants in connection with a Sale of the Company, but shall have the right to exercise the Warrants at any time prior to the consummation of any Sale of the Company.

No Cashless Exercise. The Warrants will not permit a Warrant Holder to elect to exercise the Warrant such that no payment of cash will be required in connection with such exercise.  Any exercise of Warrants must be made by cash payment of the Exercise Price, as adjusted on the applicable date of exercise, of such Warrant, to the Warrant Agent.

This summary is qualified in its entirety by reference to the full text of the Warrant Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, the Company and the other signatories thereto (the “Demand Stockholders”), entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, subject to certain conditions and limitations, the Company has agreed to file with the SEC a Registration Statement on Form S-3 (or on another form if Form S-3 is unavailable) concerning the resale of the registrable shares of New Common Stock of the Company (the “New Common Stock”) held by Demand Stockholders (the “Registrable Securities”), as soon as reasonably practicable but in no event later than the later to occur of (i) ninety (90) days after the Effective Date and (ii) a date specified by a written notice to the Company by Demand Stockholders holding at least a majority of the Registerable Securities, and thereafter to use its commercially reasonable best efforts to cause to be declared effective by the SEC as soon as reasonably practicable. In addition, from time to time, the Demand Stockholders may request that additional Registrable Securities be registered for resale by the Company.  Subject to certain limitations, the Demand Stockholders also have the right to request that the Company facilitate the resale of Registrable Securities pursuant to firm commitment underwritten public offerings.

The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to suspensions of the Company’s registration obligations pursuant to the Registration Rights Agreement and indemnification.

This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Agreements relating to the Existing Stock

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing any equity interests of the Company, including the outstanding shares of the Existing Equity Interests, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no further force or effect.

Debt Securities and Credit Agreement

On the Effective Date, by operation of the Plan, all outstanding obligations under the 6.75% Senior Notes due 2025 (the “Senior Notes”, and holders thereof, the “Senior Noteholders”) issued by the Company under that certain indenture, dated as of February 16, 2017 (as amended, modified, or otherwise supplemented from time to time, the “Senior Notes Indenture”) were deemed satisfied and discharged.

On the Effective Date, as provided by the Plan, the Junior Secured Debtor-In-Possession Credit Agreement, dated August 9, 2019, between the Company, as borrower, certain holders of the Company’s 6.75% Senior Unsecured Notes due 2025, as lenders, and Wilmington Trust, National Association, as administrative agent was satisfied and discharged.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, the Company entered into certain direct financial obligations under the Exit Credit Agreement. The information regarding the Exit Credit Agreement and Exit Facility set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the terms of the Plan and the Confirmation Order, the Company issued:

•                  421,827 shares of New Common Stock, pursuant to the Existing Equity Interests Rights Offering; 8,059,111 shares of New Common Stock, pursuant to the Senior Noteholder Rights Offering; and  3,558,334 shares of New Common Stock in connection with the Backstop Commitment, which includes 657,590 shares of New Common Stock issued as the Backstop Commitment Premium;

•                  3,790,247 shares of New Common Stock to the Senior Noteholders pursuant to a mandatory exchange; and

•                  374,763 shares of New Common Stock, 1,799,963 Series A Warrants, 2,250,036 Series B Warrants and 2,892,908 Series C Warrants, to the holders of pre-emergence stockholders pursuant to a mandatory exchange.

The issuance of the New Common Stock and the Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to either Section 1145 of the Bankruptcy Code or Section 4(a)(2) and Regulation D of the Securities Act.

In addition, the Company has reserved for future issuance:

•                  1,799,963 shares of New Common Stock for issuance upon the exercise of the Series A Warrants;

•                  2,250,036 shares of New Common Stock for issuance upon the exercise of the Series B Warrants; and

•                  2,892,908 shares of New Common Stock for issuance upon the exercise of the Series C Warrants;

All Warrants and all shares of New Common Stock issued on the Effective Date will be subject to dilution from the exercise of the Warrants and the shares issuable pursuant to a new management incentive plan to be adopted by the Board of Directors of the Company (the “Board”) following the Effective Date in accordance with the Plan and the Confirmation Order (the “MIP”) as and when issued.

Assuming the exercise of the Series A Warrants, Series B Warrants, Series C Warrants and issuance of all shares of New Common Stock available for issuance pursuant to the MIP and the Plan, the Company would have an aggregate of 23,147,189 shares of New Common Stock issued and outstanding.

The information regarding the terms and conditions of the Warrants is set forth in Item 1.01 of this Current Report and is incorporated by reference into this Item 3.02.

Item 5.01. Changes in Control of Registrant.

As disclosed in Item 1.02 in this Current Report, on the Effective Date, all of the Existing Equity Interests were cancelled and the Company issued New Common Stock pursuant to the Plan.

As a result of the distributions of the New Common Stock and the cancellation of the Existing Equity Interests pursuant to the Plan, as of the Effective Date, (i) holders of Senior Notes received 23.39% of the outstanding New Common Stock, (ii) participants in the Senior Noteholder Rights Offering (including New Common Stock issue pursuant to the Backstop Commitment and Backstop Commitment Premium) received 71.69% of the outstanding New Common Stock, (iii) participants in the Existing Equity Interests Rights Offering received 2.60% of the outstanding New Common Stock and (iv) holders of the Existing Equity Interests received 2.31% of the outstanding New Common Stock, along with the Warrants (each subject to dilution by New Common Stock to be issued under the MIP after the Effective Date and New Common Stock issuable upon exercise of the Warrants).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Date, the Board consists of seven (7) directors. The following directors were deemed to have resigned from the Board as of the Effective Date: William J. Campbell, James W. Christmas, Michael L. Clark, Janine J. McArdle, Darryl L. Schall, Ronald D. Scott, Nathan W. Walton, Carin M. Barth. Richard Little, the Company’s Chief Executive Officer, will continue as Chief Executive Officer and as a director of the Company.

Appointment of Directors

Pursuant to the Plan, the following persons were appointed to the Board as of the Effective Date: William Transier, Scott Germann, Gregory Hinds, William Carapucci, David Chang and Allen Li (each, a “New Director”). Certain biographical information regarding each New Director is summarized below.

William Transier, age 65, currently serves as Chief Executive Officer of Transier Advisors, LLC (“Transier Advisors”), an independent advisory firm providing services to companies facing stressed operational situations, turnaround, restructuring or in need of interim executive leadership.  Prior to starting Transier Advisors, Mr. Transier was co-founder of Endeavour International Corporation (“Endeavour”), an international oil and gas exploration and production company.  He served as non-executive chairman of Endeavour’s board of directors from December 2014 until November 2015.  Mr. Transier earned his B.B.A. in accounting from the University of Texas and also holds an MBA from Regis University and a Master of Arts in Theological Studies from Dallas Baptist University. He currently serves as an independent director and chairman of the board for Helix Energy Solutions Group (“Helix”).  Mr. Transier has been a member of the Helix board of directors since October 2000 and served as the lead independent director from March 2016 to July 2017 when he was appointed as chairman of the board.  Since October 2018, Mr. Transier has served as a member of the board of directors of Sears Holding Corporation and as a member of its restructuring committee and restructuring subcommittee of the board.  Since March 2019, Mr. Transier has served on the board of directors of Teekay Offshore Partners L.P.  From August 2018 until

February 2019, he served on the board of directors of Gastar Exploration Inc. Mr. Transier served as a member of the board of directors of CHC Group Ltd. from May 2016 to July 2017.  He was also a member of the board of directors of Paragon Offshore Plc. from August 2014 to July 2017.

Scott Germann, age 58, currently serves as Chief Executive Officer of Ridge Runner Resources, LLC, which was formed in early 2018 and is backed by Warburg Pincus. Mr. Germann has over 28 years of experience in oil and gas exploration and production, having spent the last 26 years focused specifically on the Delaware Basin in New Mexico. Mr. Germann was President of Delaware Basin at BC Operating, until the sale of the company to Marathon Oil in May 2017. Prior to his tenure at BC Operating, Mr. Germann spent 21 years as Executive Vice President and Head of Permian and Delaware Basin at Nadel and Gussman. He began his career at Exxon as a senior geologist focused on the Delaware Basin and New Mexico, before moving to Exxon’s headquarters in Houston. Mr. Germann has a B.S in Geology from Eastern Illinois University and a M.S in Geosciences from the University of Tulsa. Mr. Germann’s knowledge of oil and gas exploration and production, in addition to his service as a Chief Executive Officer, makes him a suitable director.

Gregory Hinds, age 56, is the founder of Fenceline Minerals, a privately held limited liability company (“Fenceline”). Prior to forming Fenceline, Mr. Hinds was the Chief Operating Officer and former board member of Jagged Peak Energy, LLC, having joined Jagged Peak at its’ inception in April 2013.  Prior to his tenure at Jagged Peak, Mr. Hinds was Chief Operating Officer of Ute Energy, a private equity backed oil and gas company (“Ute”) with operations focused in the Uinta Basin of Northeastern Utah. Before Ute, Mr. Hinds was the Vice President of Uinta Basin Assets for the Bill Barrett Corporation (“Bill Barrett”), where he was primarily responsible for the development of the West Tavaputs field as well as Barrett’s Blacktail Ridge and Lake Canyon properties.  Prior to joining Bill Barrett, he served as Geological Manager for Pennaco Energy and as an Exploration Geologist for Barrett Resources.  Mr. Hinds holds a B.S. in Geology from Louisiana State University and an M.S. in Geology from Texas A&M University.  He is a Registered Professional Geologist in Utah, Wyoming and Texas. He is an independent member on three oil and gas related boards: Terra Energy Partners, Ridge Runner Resources and Altamont Energy. Mr. Hinds’ management experience with energy companies qualifies him to serve as a director.

William Carapucci, age 36, currently serves as Managing Director at Luminus Management (“Luminus”), an investment management firm focused on investments across the capital structure of companies within the broader energy ecosystem. Mr. Carapucci joined Luminus in 2008. Prior to joining Luminus, Mr. Carapucci was an investment banking analyst, focusing on project finance at Morgan Stanley.  Mr. Carapucci graduated cum laude with a bachelor of economics from the Wharton School of the University of Pennsylvania. Mr. Carapucci’s investment and project finance experience made him a suitable candidate to serve as a director.

Allen Li, age 29, currently serves as Vice President in the Opportunities Funds at Oaktree Capital (“Oaktree”). Prior to joining Oaktree in 2014, Mr. Li worked in the Investment Banking Division at Goldman Sachs from July 2012 to July 2014. He received a B.S. in business administration from the University of Southern California. He currently serves as a board members of PHI Inc., Source Energy, and Charger Shale Oil Company. Mr. Li’s investment banking and business experience with energy companies will serve him well as a director.

David Chang, age 39, currently serves as Vice President at LSP Investment Advisors where he is responsible for originating and managing investments in the energy sector across capital structures.  Prior to joining LSP Investment Advisors in 2011, Mr. Chang was an analyst in the Global Energy investment banking group at Credit Suisse. Mr. Chang received a B.A. in economics and mathematics from Columbia University. Mr. Chang’s investment experience in the energy sector qualifies him to serve as a director.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of the State of Delaware and adopted the Amended and Restated Bylaws (the “Bylaws”). A description of the changes from the Company’s prior certificate of incorporation and bylaws is set forth below. The following descriptions do not purport to be complete and are subject to and qualified by the full terms of the Certificate of Incorporation and the Bylaws, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to, and are incorporated by reference into, this Current

Report. Additionally, the General Corporation Law of the State of Delaware (the “DGCL”) may contain provisions that affect the capital stock of the Company.

•                  Authorized Stock: The number of authorized shares of common stock which the Company has the authority to issue has been reduced from 1,001,000,000 to 101,000,000.

•                  Board of Directors. The Board will consist of between one and seven members and the Board will remain classified until the 2021 annual meeting, but will no longer be classified thereafter. The Board will consist of two classes of directors as set forth in the Certificate of Incorporation, rather than three classes.

•                  Removal of Directors: Prior to the 2021 annual meeting, any Group II Director (as defined in the Certificate of Incorporation) may be removed with or without cause by eighty-five percent (85%) of the shares then entitled to vote at an election of directors (which voting threshold has been increased solely with respect to such class of directors from a majority of shares then entitled to vote at an election of directors). Beginning at the 2021 annual meeting, any director of either class may be removed with or without cause by a majority of shares entitled to vote.

•                  Voting on Directors: Directors will be elected by a plurality of the votes cast by stockholders in a contested election.

•                  DGCL 203: The Company has opted out of Section 203 of the DGCL.

Item 7.01. Regulation FD Disclosure.

On the Effective Date, the Company issued a press release announcing its emergence from the Bankruptcy Cases. A copy of the press release has been furnished as Exhibit 99.1 to, and incorporated by reference into, this Current Report.

The information included in this Current Report under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
3.1	Amended and Restated Certificate of Incorporation of Halcón Resources Corporation, dated October 8, 2019.

3.2	Amended and Restated Bylaws of Halcón Resources Corporation, effective as of October 8, 2019.

10.1

Senior Secured Revolving Credit Agreement, dated as of October 8, 2019, by and among Halcón Resources Corporation, as borrower, Bank of Montreal, as administrative agent, and the lenders party thereto.

10.2	Warrant Agreement, between Halcón Resources Corporation, as Issuer and Broadridge Corporate Issuer Solutions, Inc., as Warrant Agent dated October 8, 2019.

10.3	Registration Rights Agreement, between Halcón Resources Corporation and the rights holders thereto, dated October 8, 2019.

99.1	Press release issued by Halcón Resources Corporation, on October 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

By:	/s/ David S. Elkouri
Name: David S. Elkouri Title: Executive Vice President, Chief Legal Officer

Date: October 8, 2019